Exhibit 10.5

Subordination Agreement

June 27, 2012

To: Hillair Capital Investments LP

Ladies and Gentlemen:

The undersigned lender (the “Creditor”) is a creditor of Genius Brands International, Inc. (the “Company”, and the Company and all of the direct and indirect subsidiaries of the Company presently existing or hereafter formed or acquired, each, a “Borrower” and collectively referred to herein as “Borrowers”) and desires that the Purchasers (each, a “Senior Lender”) extend and continue to extend such financial accommodations to the Borrowers as Borrowers may request and as the Senior Lenders may deem proper, including indebtedness of up to $1,000,000 pursuant to 16% senior secured convertible debentures to be issued pursuant to that certain securities purchase agreement dated June 27, 2012 among the Company and the Senior Lenders (the “Purchase Agreement”). Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. For the purpose of inducing the Senior Lenders to consummating the transactions under the Purchase Agreement, and to continue or renew such financial accommodations, and in consideration thereof, Creditor agrees as follows:

1. Any and all claims of the Creditor against any Borrower, now or hereafter existing, are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing which the Senior Lenders may have against any Borrower (including any claim by the Senior Lenders for interest accruing after any assignment for the benefit of the Creditor by any Borrower or the institution by or against any Borrower of any proceedings under the Bankruptcy Code, or any claim by the Senior Lenders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings).

2. Except as set forth in this Section, the Creditor agrees not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which such Creditor may hold against any Borrower, and not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this agreement, and not to enforce or apply any security now or hereafter existing therefor, nor to file or join in any petition to commence any proceeding under the Bankruptcy Code, nor to take any lien or security on any of Borrower's property, real or personal, until 91 days following the date all claims of Senior Lenders against any Borrower have been indefeasibly satisfied in full. Notwithstanding the preceding sentence, the Creditor shall be entitled to receive a “Permitted Payment” (as defined in the Debentures) from the Borrower while the Senior Lenders’ claims are outstanding

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3. In case of any assignment for the benefit of the Creditor by any Borrower or in case any proceedings under the Bankruptcy Code are instituted by or against any Borrower, or in case of the appointment of any receiver for any Borrower's business or assets, or in case of any dissolution or winding up of the affairs of any Borrower, each Borrower and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the Senior Lenders the full amount of the Senior Lenders claims against any Borrower (including interest to the date of payment) before making any payment of principal or interest to the Creditor.

4. In the event that any payment or any cash or noncash distribution is made to the Creditor in violation of the terms of this Agreement, the Creditor shall receive same in trust for the benefit of each Senior Lender together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Senior Lenders.

5. Until all such claims of each Senior Lender against the Borrowers, now or hereafter existing, shall be paid in full, no gift or loan shall be made by any Borrower to the Creditor.

6. For violation of this Agreement, the Creditor shall be liable for all loss and damage sustained by reason of such breach, and upon any such violation the Senior Lenders may, at its option, accelerate the maturity of any of its existing or future claims against any Borrower.

7. This Agreement shall be binding upon the heirs, successors and assigns of the Creditor, the Borrowers and the Senior Lenders. This Agreement and any existing or future claim of the Senior Lenders against a Borrower may be assigned by the Senior Lenders, in whole or in part, without notice to the Creditor or such Borrower.

8. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

9. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be determined in accordance with the provisions of the Purchase Agreement.

10. This agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

11. This agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

12. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

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13. Each of the parties hereto acknowledges that this agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

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[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

_____________________________
Name of Creditor

By: _____________________

Name and Title:_________________________

Address for Notice: _________

_________________________

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Acceptance of Subordination Agreement by Borrower

The undersigned being the Borrower named in the foregoing Subordination Agreement, hereby accepts and consents thereto and agrees to be bound by all the provisions thereof and to recognize all priorities and other rights granted thereby to the Senior Lenders, their respective successors and assigns, and to perform in accordance therewith.

Dated: June 27, 2012

Genius Brands International, Inc.

By:

Name:
Title:

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